UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 30, 2014

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 30, 2014, RiceBran Technologies, a California corporation (the “Company”), and J. Dale Belt, the Company’s Chief Financial Officer, amended Mr. Belt’s employment agreement to extend his term of employment from June 1, 2014 to June 1, 2015.  The foregoing description of the amendment is only a summary and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders of RiceBran Technologies was held on May 30, 2014.  At the Special Meeting, the shareholders approved an amendment to our articles of incorporation to increase the authorized number of shares of common stock from 6,000,000 to 25,000,000 and cast their votes as described below.

Votes For	Votes Against	Abstained	Broker Non-Votes
1,852,546	471,507	2,794	0

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Third Amendment to Employment Agreement with Jerry Dale Belt dated May 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 2, 2014	By:	/s/ W. John Short
W. John Short
Chief Executive Officer
(Duly Authorized Officer)